EXHIBIT 10.6

                          FIRST PREFERRED SHIP MORTGAGE
                        ON THE WHOLE OF THE CASINO ROUGE

                            (Official Number 1027353)

                                   $55,000,000

                         LOUISIANA CASINO CRUISES, INC.
                              1717 River Road North
                          Baton Rouge, Louisiana 70802
                               Owner and Mortgagor

                                   In Favor of

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                        in its capacity as Trustee under
                       that certain Indenture dated as of
                        January 27, 1999 between Trustee,
                         Louisiana Casino Cruises, Inc.
                and the Subsidiary Guarantors referred to therein
                               180 East 5th Street
                            St. Paul Minnesota 55101
                    Attention: Corporate Trust Administration

                          Dated as of January 27, 1999

                     Discharge Amount: $55,000,000 Together
                          With Interest, Expenses, Fees
                      and Performance of Mortgage Covenants

                          FIRST PREFERRED SHIP MORTGAGE

         FIRST PREFERRED SHIP MORTGAGE (the "Mortgage") made as of the 27th day of January, 1999, by:

                  LOUISIANA CASINO CRUISES, INC.
                  1717 River Road North
                  Baton Rouge, Louisiana  70802

a corporation organized and existing under the laws of Louisiana (the "Shipowner") in favor of

         U.S. BANK TRUST NATIONAL ASSOCIATION AS TRUSTEE
         180 East 5th Street
         St. Paul Minnesota  55101
         Attention:        Corporate Trust Administration

a national banking association, as Trustee (the "Mortgagee") under that certain Indenture (the "Indenture") dated as of January 27, 1999, between the Mortgagee, the Shipowner and the Subsidiary Guarantors referred to therein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Indenture.

         WHEREAS:

         1. The Shipowner is the sole owner of the Vessel, Casino Rouge, having its hailing port as the Port of Baton Rouge, Louisiana. The Vessel is documented under the laws and flag of the United States, with Official Number 1027353.

         2. The Shipowner has duly authorized the creation of an issue of 11% Senior Secured Notes Due 2005 (the "Notes") more fully described in the Indenture.

         3. In order to induce Initial Purchaser to purchase the Notes, and in order to secure (i) the due and punctual payment of the principal of, and interest on, the Notes and the payment of any fees, expenses and all other amounts at any time and from time to time payable by the Shipowner with respect to the Notes, or under the Indenture, or any of the Security Documents (collectively, the "Transaction Documents") and (ii) all the obligations of the Shipowner under this Mortgage (all such obligations recited in subsections (i) and (ii) of this Recital 3 being the "Secured Obligations", the Shipowner has duly authorized the execution and delivery of this First Preferred Ship Mortgage under and pursuant to 46 United States Code, Sections 31301 through 31343, as amended from time to time (the "Ship Mortgage Act")

         4. For purposes of this Mortgage and in order to comply with Section 31321(b)(3) of the Ship Mortgage Act, the parties to this Mortgage hereby declare that the maximum amount of Indebtedness that is now or will in the future be owed under the Secured Obligations at any one time is $55,000,000, plus interest (including, without limitation, interest after the filing of a petition initiating a proceeding referred to in Section 6.1(xi) and
(xii) of the Indenture, whether or not such interest constitutes an allowed claim for purposes of such proceeding), expenses and fees incurred by the Trustee and/or the Holders and performance of the covenants of this Mortgage and the Transaction Documents.

         5. The interest of the Shipowner in the Vessel (as defined below) and the interest mortgaged by this Mortgage is that of one-hundred percent (100%) absolute and sole ownership.

         NOW, THEREFORE, in consideration of the premises and the purchase of the Notes and in order to secure the payment of the Secured Obligations and the performance and observance of all of the agreements, covenants and provisions contained in this Mortgage and in each other Transaction Document, THE SHIPOWNER HAS GRANTED, CONVEYED, MORTGAGED, PLEDGED, CONFIRMED, ASSIGNED, TRANSFERRED AND SET OVER, AND BY THESE PRESENTS DOES GRANT, CONVEY, MORTGAGE, PLEDGE, CONFIRM, ASSIGN, TRANSFER AND SET OVER, UNTO THE MORTGAGEE in its capacity as the Trustee for the benefit of the Holders the WHOLE of the vessel described in Recital 1 above, together with all of its boilers, engines, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, fittings, equipment and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such Vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid (each of the foregoing, individually, a "Vessel" and, collectively, the "Vessel");

         TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and its successors and assigns own use, benefit and behoof forever;

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the property above described is to be held subject to the further covenants, conditions, provisions, terms and uses set forth in the attached Annex I;

         PROVIDED, HOWEVER, and these presents are upon the condition that, if the Shipowner or any of its successors or assigns shall pay or cause to be paid the Secured Obligations in accordance with the terms hereof and of the other Transaction Documents, and shall perform and observe all of the agreements, covenants and provisions contained herein and in the other Transaction Documents, this Mortgage and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect.

         IN WITNESS WHEREOF, the Shipowner has executed this Mortgage on the day and year first above written.

                                     LOUISIANA CASINO CRUISES, INC.

                                     By:________________________________________
                                        Name:
                                        Title:

[SEAL]

                                 ACKNOWLEDGMENT

STATE OF  NEW YORK

COUNTY OF NEW YORK

          On January __, 1999 before me personally came _______________________ to me known, who being by me duly sworn, did depose and say, that he resides at ___________________________________ that he is the _____________________ of
LOUISIANA CASINO CRUISES, INC. the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, that he signed his name thereto by like order.

                                           ____________________________________
                                                      NOTARY PUBLIC

                                     ANNEX I

                                       TO
                          FIRST PREFERRED SHIP MORTGAGE
                    made as of the 27th day of January, 1999
                        by LOUISIANA CASINO CRUISES, INC.
                     regarding the WHOLE of the CASINO ROUGE

                            (Official Number 1027353)

                                    ARTICLE I
                           COVENANTS OF THE SHIPOWNER

                  The Shipowner covenants and agrees with the Mortgagee as follows:

                  SECTION 1.1 Subject to applicable grace or cure periods (if any), the Shipowner will pay the Secured Obligations payable by it and will observe, perform and comply with the covenants, terms and conditions herein and in the other Transaction Documents, express or implied, on its part to be observed, performed or complied with.

                  SECTION 1.2 The Shipowner was duly organized and is now duly existing as a corporation under the laws of the State of Louisiana; it is duly authorized to mortgage the Vessel; all corporate action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and the Shipowner shall at all times maintain its corporate existence and right to carry on its business. The Shipowner is and will remain a citizen of the United States of America within the meaning of Title 46, Section 802, of the United States Code, entitled to own and document the Vessel under the laws of the United States of America.

                  SECTION 1.3 The Shipowner lawfully owns the whole of and is lawfully possessed of the Vessel free from any Lien whatsoever (except for Liens created by the Security Documents, other Liens expressly permitted under the Transaction documents and Liens for current crew's wages, salvage and those Liens which arise during normal operations which will be paid in the ordinary course of business and maritime Liens which have not been recorded on the General Index Or Abstract of Title (U.S.C.G. 1332) of the Vessel or judicially asserted, if any (collectively, the "Permitted Encumbrances")) and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all Persons whomsoever, except claims and demands relating to Permitted Encumbrances.

                  SECTION 1.4 The Vessel is duly documented in the name of the Shipowner under the laws and flag of the United States of America, entitled to engage in the operations conducted by the Shipowner, and the Shipowner will, at its own expense, cause the Vessel to remain so documented. The Shipowner will cause this Mortgage immediately after its execution and delivery to be filed for recordation, in accordance with the Ship Mortgage Act, and will comply with and satisfy all of the provisions of United States law and all other provisions and requirements of law from time to time in force so as to establish and maintain the Lien of this Mortgage, as at any time amended, supplemented or assigned as a first "preferred mortgage" Lien under the Ship Mortgage Act upon the Vessel and upon all additions, improvements and replacements hereafter made on or to the Vessel or any part thereof for the amount of the Secured Obligations.

                  SECTION 1.5 (a) The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the documentation of the Vessel under the laws and regulations of the United States and will at all times keep the Vessel duly documented thereunder.

                  (b) The Shipowner shall comply with and satisfy all applicable laws and regulations of the United States and of the State of Louisiana or any other jurisdiction in which the Vessel is or may be operating pursuant to the terms of the Indenture, specifically including, but not limited to, the Gaming Laws, which if not complied with, could reasonably be expected to materially and adversely affect the Shipowner's financial condition or its ability to fulfill its obligations under this Mortgage or any other Transaction Document.

                  (c) The Shipowner will not operate any Vessel outside of the navigation limits of the insurance carried pursuant to Section 1.15.

                  SECTION 1.6 The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom, subject to the proviso of Section 1.9.

                  SECTION 1.7 Neither the Shipowner, any charterer, the Master of the Vessel nor any other Person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any Lien whatsoever other than Permitted Encumbrances.

                  SECTION 1.8 The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel's Certificate of Documentation to be exhibited to (i) any and all persons having business therewith which might give rise to any Lien thereon other than Permitted Encumbrances and (ii) to any representative of the Mortgagee; and will place and keep prominently displayed a framed printed notice in plain type reading as follows:

                              "NOTICE OF MORTGAGE

         This Vessel is covered by a First Preferred Ship Mortgage under 46 U.S.C. Section 31301 et seq. to U. S. Bank Trust National Association, as Trustee for the Holders under an Indenture dated as of January 27, 1999 with Louisiana Casino Cruises, Inc.

         Under the terms of said Mortgage, neither the Shipowner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than Permitted Encumbrances (as defined in such First Preferred Ship Mortgage)."

                  SECTION 1.9 Except for the Lien of this Mortgage, the Shipowner will not suffer to be continued any Lien other than Permitted Encumbrances and in due course and in any event within 30 days after the same becomes due and payable will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, or will cause the Vessel encumbered by such Lien to be released or discharged from any Lien therefor; provided, however, that the Shipowner shall have the right to contest, at its own expense, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity (or the applicability to the Shipowner, the Vessel or this Mortgage) of any tax, assessment, governmental charge, fine, penalty or Lien (other than this Mortgage, any Transaction Document or any other document or instrument securing any of the Secured Obligations or creating a Lien in favor of the Trustee and/or the Holders); provided further that (a) the Shipowner gives the Mortgagee timely notice of its intention to contest the same, (b) the commencement of such proceedings shall suspend the collection or enforcement of the matter under contest, or, if the commencement of such proceedings does not suspend such collection or enforcement, the Shipowner shall have made payment of any item sought to be collected with or without protest, (c) there shall be no impairment of the Lien of this Mortgage or any other Transaction Document or undue interference with the normal conduct of the Shipowner's riverboat gaming operation on the Vessel or at the Mortgaged Property (as defined in the Shore Mortgage) where such Vessel is operating, (d) neither the Vessel nor the Mortgaged Property where the Vessel is operating, nor any part thereof or interest therein, would be in any immediate danger of being sold, forfeited or lost, (e) neither the Mortgagee nor any Holder would be potentially subjected to criminal, or in imminent danger of civil, liability for failure to comply therewith pending the outcome of such proceedings, (f) in the case of taxes, assessments, charges, fines, penalties or other impositions, the Shipowner shall have either (i) paid the amount in dispute prior to instituting such contest, in which event the notice requirement of clause (a) above shall be satisfied by giving notice prior to initiating such contest rather than prior to making payment, or (ii) furnished reasonable security during the pendency of such proceedings, and (g) if such contest be finally resolved against the Shipowner, the Shipowner shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable requirement. The Shipowner shall indemnify and save the Mortgagee and each Holder harmless from and against any liability, loss, damage, cost or expense of any kind (including reasonable attorneys, fees and expenses) that may be imposed upon the Mortgagee or such Holder in connection with any such contest and any determination resulting therefrom.

                  SECTION 1.10 (a) If a complaint be filed against the Vessel or the Vessel be otherwise attached, arrested, levied upon or taken into custody under process or color of legal authority for any cause whatsoever, the Shipowner will promptly notify the Mortgagee by telecopier or by telephone that is confirmed in writing, at the address specified in Section 3.5 of this Mortgage, and within 15 days from the time of such complaint, attachment, arrest or seizure will cause the

Vessel to be released and all Liens thereon other than Permitted Encumbrances to be discharged (subject to the provisions of Section 1.9 hereof) and will promptly notify the Mortgagee hereof in the manner aforesaid.

                  (b) If the Shipowner shall fail or neglect to furnish proper security or otherwise to release the Vessel from complaint, arrest, levy, seizure or attachment, the Mortgagee or any person acting on behalf of the Mortgagee may furnish security to release the Vessel and by so doing shall not be deemed to cure the default of the Shipowner.

                  SECTION 1.11 (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy.

                  (b) The Mortgagee shall have the right at any time, on reasonable notice, to inspect or survey the Vessel to ascertain its condition and to satisfy itself that the Vessel is being properly repaired and maintained, and the Shipowner shall cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required. The Shipowner shall also permit the Mortgagee to inspect the Vessel's logs, whenever requested, on reasonable notice, and shall furnish the Mortgagee with full information regarding any material casualties or other accidents or damage to the Vessel.

                  (c) The Vessel shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions of the United States, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.

                  (d) The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof of the Mortgagee.

                  SECTION 1.12 The Shipowner will permit the Mortgagee or any agents or representatives thereof from time to time upon prior reasonable notice full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers and, at the reasonable request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

                  SECTION 1.13 The Shipowner will not transfer or change the flag of the Vessel unless and until, upon 30 days' prior written notice to the Mortgagee, all filings, recordations or other actions necessary to perfect and protect the Lien created by this Mortgage and to enable the Mortgagee to exercise and enforce its rights and remedies hereunder with respect to the Vessel after giving effect to such transfer or change of flag shall have been completed (including, without limitation, opinions of counsel as to the perfected status of the Mortgagee after giving effect to such transfer or change of flag).

                  SECTION 1.14 Except to the extent expressly permitted by the Indenture, the Shipowner will not sell, mortgage, charter or in any way transfer the Vessel or any interest therein without the written consent of the Mortgagee first had and obtained, and any such written consent to any one sale, mortgage, demise charter or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, charter or transfer. Any such sale, mortgage, charter or transfer of the Vessel or any interest therein shall be subject to the provisions of this Mortgage and the Lien hereof.

                  SECTION 1.15 (a) (i) Unless such types of insurance are no longer commercially available, the Shipowner will at all times and at its own cost and expense cause to be carried and maintained in respect of the Vessel insurance payable in United States Dollars in such amounts against such risks (including navigating risk and marine hull and machinery (including excess value) insurance, marine protection and indemnity insurance and public liability insurance), in such form (including, without limitation, the form of the loss payable clause and the designation of named assureds) and with such insurance companies, underwriters, funds, mutual insurance associations or clubs as shall be selected by the Shipowner.

                           (ii) In the case of all marine hull and machinery policies, the Shipowner will cause the Mortgagee to be named an additional insured and will (and cause its insurance broker to) cause the insurers under such policies to waive any liability of the Mortgagee and the Holders for premiums payable under such policies. In the case of all protection and indemnity insurance, if obtainable, the Shipowner will cause the Mortgagee, to be named as an additional insured unless it cannot be provided that the Mortgagee shall not be liable under such policies for payment of any premium, club call, assessment or advance. Notwithstanding the foregoing, at no time shall there be recourse against the Mortgagee under such policies for payment of any premium, club call, assessment, advance or commission.

                           (iii) The Shipowner will cause the firm of insurance brokers referenced in Section 1.15(a)(iv) of this Mortgage to agree to advise the Mortgagee forthwith by telecopier to its address specified in Section 3.5 of this Mortgage, of any lapse of any such insurance by expiration, termination, failure to renew or otherwise and of any default in payment of any premium and of any other act or omission on the part of the Shipowner of which such brokers have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel. Absent actual knowledge, the Mortgagee shall not be deemed to have knowledge of any such lapse of insurance in the absence of receipt of notice from such brokers. The Shipowner will also cause such brokers to agree to mark their records and to advise the Mortgagee, by telecopier, addressed as provided above in this subsection, at least five business days prior to the expiration date of any insurance carried pursuant to this Mortgage, that such insurance has been renewed or replaced with new insurance which complies with the provisions of this Section 1.15. In addition, the Shipowner will endeavor to or use its best efforts to cause each insurance company, underwriter, club or fund (or an authorized agent thereof) with respect to all insurance required hereby to agree in writing for the benefit of the Mortgagee that each policy or contract issued by such insurance company, underwriter, club or fund shall not lapse, canceled for any reason whatsoever without at least ten days, prior notice to the Mortgagee by telecopier or cable addressed as provided above in this subsection (iii).

                           (iv) The Shipowner will deliver to the Mortgagee, within 120 days after the end of each fiscal year, a certificate from a firm of independent insurance brokers appointed by the Shipowner and acceptable to the Mortgagee confirming that the insurance carried and maintained in respect of the Vessel complies with the requirements of this Mortgage.

                  (b) For the purposes of insurance against total loss, the Vessel, its equipment, appurtenances, etc., shall be insured for and valued at an amount at least equal to the fair market value thereof. Protection and indemnity insurance in respect of the Vessel shall be in the highest amount from time to time commercially reasonable for vessels of the same type, size, age and flag as the Vessel, but in any event shall be in an amount for each occurrence of not less than the declared value of the Vessel under its hull and machinery insurance.

                  (c) Unless otherwise required by the Mortgagee by notice to the Mortgagee, which notice shall be given only upon receipt of instructions from the Holders of a majority in principal amount of the Notes as set forth in
Section 6.5 of the Indenture, although the following insurance is payable to the Mortgagee, (i) any loss under any insurance on the Vessel with respect to protection and indemnity risks and public liability may be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or directly to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than (A) a loss covered by clause (i) of this subsection or by Section 1.15(d) or (B) a loss in excess of $1,000,000 per occurrence) under any insurance with respect to the Vessel involving any damage to the Vessel, the Mortgagee may pay directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Shipowner as reimbursement therefor.

                  (d) In the event of an actual, constructive or compromised total loss of the Vessel, all insurance or other payments for such loss shall be paid to the Mortgagee and deposited by the Mortgagee in the Collateral Account to be distributed or disbursed in accordance with the agreements between the parties, and to the extent of the respective interests of the Shipowner and Mortgagee, as they may appear.

                  (e) The Shipowner will cause all policies and certificates of entry with respect to insurance required hereby to contain a loss payable clause which shall (i) in the case of protection and indemnity insurance and public liability insurance, provide for payment to the Shipowner or its order unless and until the underwriters or associations receive notice from the Mortgagee that there has occurred and is continuing an Event of Default hereunder, in which event all payments shall be made to the Mortgagee for deposit in the Collateral Account, and (ii) in the case of all other insurance, provide for payment in accordance with the terms of subsections (c) and (d) of this Section 1.15. In addition (unless all or substantially all of the insurance required by this Section 1.15 is placed in the United States market), the Shipowner will, at its own cost and expense, assign to the Mortgagee all of the Shipowner's right, title and interest in and to each policy and contract of insurance (including all entries in protection and indemnity associations) with respect to the insurance required hereby and furnish, or cause its brokers to furnish, written notice of such assignment to all insurers, underwriters, clubs and associations with respect to such insurance.

                  (f) In the event that any claim or Lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder, and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or Lien, the Mortgagee, on request of the Shipowner or its agent, may assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

                  (g) The Shipowner will deliver to the Mortgagee copies of all cover notes, binders, policies and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof, in respect of insurance maintained in connection with the Vessel.

                  (h) The Shipowner agrees that it will not do or permit or willingly allow to be done any act by which any insurance required by the terms of this Mortgage may be suspended, impaired or canceled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes.

                  SECTION 1.16 The Shipowner will reimburse the Mortgagee promptly, with interest at a rate equal to the rate applicable to the Notes, for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of Liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys' fees and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional Indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

                  SECTION 1.17 The Shipowner will fully perform any and all charter parties which are or may be entered into with respect to the Vessel.

                  SECTION 1.18 In the event that at any time and from time to time this Mortgage, any other Transaction Document or any provisions hereof or thereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage and each other Transaction Document, then the Shipowner, forthwith upon the reasonable request of the Mortgagee, will execute and deliver, on its own behalf, such other and further assurances and documents as may be reasonably necessary to more effectively subject the Vessel to secure the payment of the Secured Obligations, as provided in this Mortgage and each other Transaction Document and the performance of the terms and provisions of this Mortgage and each other Transaction Document and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage.

                  SECTION 1.19 In the event of the requisition (whether of title or use), condemnation, sequestration, seizure or forfeiture of the Vessel by any governmental or purported authority or by anyone else, any payments in respect thereof shall be paid to the Mortgagee and applied in accordance with the terms of Section 1.15(d).

                                   ARTICLE II
                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 2.1 In case any one or more of the following events, herein termed "Events of Default", shall have occurred and be continuing:

                  (a) if any "Event of Default", as said term is defined in the Indenture, shall have occurred and be continuing; or

                  (b) if the Shipowner shall default in the use and punctual performance or observance of any of the provisions of Sections 1.2, 1.4, 1.5, 1.9, 1.10, 1.13, 1.14 and 1.15; or

                  (c) if the Shipowner shall fail to perform or observe any other term, covenant or agreement contained in this Mortgage on its part to be performed or observed and if such failure shall remain unremedied for the lesser of the cure period provided for herein and 60 days after written notice thereof shall have been given to the Shipowner by the Mortgagee; or

                  (d) if any representation and warranty made in this Mortgage is untrue in any material respect, as of the time when the same shall have been made;

                  then, in each and every such case, the Mortgagee shall have the right to:

                  (1) declare immediately due and payable all of the Secured Obligations (in which case all of the same shall be immediately due), bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Secured Obligations and collect the same out of any and all property of the Shipowner, whether covered by this Mortgage or otherwise;

                  (2) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law, including, but not limited to, the provisions of the Ship Mortgage Act;

                  (3) take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process (except to the extent required by applicable law), and, except to the extent caused by the Mortgagee's gross negligence or bad faith, without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee, shall surrender to the Mortgagee possession of the Vessel, and the Mortgagee may, without being responsible for loss or damage, except to the extent caused by the Mortgagee's gross negligence or bad faith, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (4) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner; and/or

                  (4) take and enter into possession of the Vessel, upon reasonable notice, wherever the same may be, without legal process (except to the extent required by applicable law), and if it seems desirable to the Mortgagee and without being responsible for loss or damage, except to the extent caused by the Mortgagee's gross negligence or bad faith, sell the Vessel, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the Mortgagee may deem advisable (without necessity of bringing the Vessel to the place designated for such sale), free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

                           (i) by publishing such notice for 10 consecutive days
                  in a daily newspaper of general circulation published in Baton Rouge, Louisiana;

                           (ii) if the place of sale should not be Baton Rouge,
                  Louisiana, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

                           (iii) by mailing a similar notice to the Shipowner at
                  its last known address on the day of first publication and notice of the time and place of any private sale by mailing such notice to the Shipowner at its last known address.

                  The notice provisions contained in this Section are not exclusive, and to the extent that Mortgagee elects to foreclose or enforce its interests in a court of admiralty, Mortgagee will comply with the notice provisions required by any applicable federal statutes and procedural rules.

                  SECTION 2.2 Any sale of the Vessel made in pursuance of the Mortgage shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto and shall bar any claim from the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the property of the sale, or as to the application of the proceeds thereof. In the case of any such sale, the Mortgagee shall be entitled to bid for the purchase of the Vessel and, for the purpose of making settlement or payment for the property purchased, to use and apply the Secured Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale with respect to the Secured Obligations after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited with respect to the Secured Obligations. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

                  SECTION 2.3 The Mortgagee is hereby appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel and other related documents as the Mortgagee may direct or approve.

                  SECTION 2.4 The Shipowner hereby irrevocably appoints the Mortgagee attorney-in-fact in the name of the Shipowner with full authority in the place and stead of the

Shipowner from time to time upon the occurrence and during the continuance of an Event of Default, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general, average or otherwise, and all other sums due or to become due at the time of the occurrence of any Event of Default, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing, or in respect of any actions in law or in equity, in contract or in negligence, against third parties, to file suit against said third parties for damage sustained by the Vessel while under the care and custody of said third parties and prosecute through judgment or settlement, the Mortgagee to have by assignments, all rights and remedies that would be afforded to the Shipowner under principles and theories of privity, standing and jurisdiction.

                  SECTION 2.5 Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

                  SECTION 2.6 Upon the occurrence and during the continuance of an Event of Default, the Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of an alleged Lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such Lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

                  SECTION 2.7 The Shipowner covenants that, at any time that any Secured Obligations shall be due and payable (whether by acceleration or otherwise), the Mortgagee may demand the payment thereof; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it hereunder. All moneys collected by the Mortgagee under this Section 2.7 shall be applied by the Mortgagee in accordance with the provisions of Section 2.11.

                  SECTION 2.8 Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Secured Obligations after any Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

                  SECTION 2.9 If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings, the Shipowner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the rate provided in Section 1.16 hereof, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

                  SECTION 2.10 In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

                  SECTION 2.11 The proceeds of any sale of the Vessel and the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any of the powers herein specified in this Article II, as well as any and all other moneys received by the Mortgagee pursuant to or under any of the provisions of Article I hereof or this Article II or in any proceedings pursuant to this Article II, shall be held and applied by the Mortgagee from time to time as set forth in the Indenture, any other provision in this Mortgage to the contrary notwithstanding. In the event that the proceeds and amounts referred to above received by the Mortgagee are insufficient to pay in full all Secured Obligations, the Mortgagee shall be entitled to collect the balance from the Shipowner or from any other person or entity liable therefor.

                  SECTION 2.12 Unless and until one or more Events of Default shall occur and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release therefrom by the Mortgagee, to dispose of, free from the Lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, by first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the Lien of this Mortgage as a first preferred mortgage thereon unless otherwise permitted by the Indenture.

                                   ARTICLE III
                                SUNDRY PROVISIONS

                  SECTION 3.1 All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns (including successor trustees under the Indenture). In the event of any assignment of this Mortgage, the term "Mortgagee" as used in this Mortgage shall be deemed to mean any such assignee.

                  SECTION 3.2 Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder. Without limitation of the foregoing, in each instance where the Mortgagee has engaged a consultant to advise the Mortgagee in connection with the exercise of any such rights, powers and authority, the Mortgagee shall be entitled to rely upon the advice of such consultant and when so relying shall conclusively be deemed to have acted in a reasonable manner.

                  SECTION 3.3 In the event that any provision of this Mortgage shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any court of competent jurisdiction, the validity and enforceability of any other provision hereof shall not be affected thereby. Any such invalidity or unenforceability of any provision of this Mortgage in any jurisdiction or nation shall not render such provision invalid or unenforceable under the laws of any other jurisdiction or nation.

                  SECTION 3.4 Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision of this Mortgage or portion hereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

                  SECTION 3.5 The Shipowner irrevocably submits itself to the non-exclusive jurisdiction of the State of Louisiana or federal court sitting in Louisiana and any appellate court of any thereof, for the purposes of any suit, action or other proceeding arising out of, or relating to, this Mortgage or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such Louisiana state or federal court and hereby, to the fullest extent it may effectively do so, irrevocably waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper or that this Mortgage or the subject matter hereof may not be enforced in or by such courts. The Shipowner hereby irrevocably consents to the service of any and all process in any suit, action or proceeding by the mailing (certified mail, return receipt requested) or delivery of copies of such process to the Shipowner at 1717 River Boat Road North, Baton Rouge, Louisiana 70802, Attention: President. The Shipowner agrees that all notices to the Mortgagee hereunder shall be validly given only if delivered at or mailed (certified mail, return receipt requested) to the Mortgagee at 180 East 5th Street, St. Paul, Minnesota 55101, Attention:
Corporate Trust Department. The Shipowner further agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 3.5 shall affect the right of the Mortgagee to serve legal process in any other manner permitted by law or affect the right of the Mortgagee to bring any action or proceeding against the Shipowner or its property in the courts of any other jurisdiction.

                  SECTION 3.6 This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 3.7 The term "Dollars" or the symbol as used herein shall mean Dollars in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

                  SECTION 3.8 If the Shipowner shall pay and discharge all Secured Obligations secured hereby by well and truly paying or causing to be paid all Secured Obligations, as and when the same become due and payable, and if the Shipowner shall also pay or cause to be paid all other sums payable hereunder by the Shipowner, then the Mortgage and the Lien, rights and interest granted shall cease, determine and become null and void, and the Mortgagee shall, at the request and cost and expense of the Shipowner, execute and deliver such instrument or instruments of satisfaction as may be reasonably necessary to satisfy and discharge the Lien hereof; and forthwith the estate, right, title and interest of the Mortgagee in and to all property subject to this Mortgage shall thereupon cease, determine and become null and void.

                  SECTION 3.9 The powers conferred on the Mortgagee by this Mortgage, including without limitation the provisions of Sections 1.11(d), 1.13, 1.14, 1.15, 2.1, 2.2, 2.4, 2.5 and 2.6 hereof, are solely to protect its interest and the interests of the Holders in the Vessel and shall not impose any duty upon it to exercise such provisions. Except for the safe custody of any part of the

Vessel in its possession (subject to standards of care governing the Mortgagee hereunder) and the accounting for moneys actually received by it hereunder, the Mortgagee shall have no duty as to any part of the Vessel whether or not the Mortgagee or any Holder has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Vessel.

                  SECTION 3.10 The provisions of Article IX of the Indenture regarding amendments are specifically incorporated in this Mortgage by reference, with the same force and effect as if the same were set out in this Mortgage in full. All references in such incorporated provisions to "Company" shall without further reference mean and refer to the Shipowner; and all references in such incorporated provisions to "this Indenture" shall without further reference mean and refer to this Mortgage; and all references in such incorporated provisions to "Trustee" shall without further reference mean and refer to Mortgagee.

                  SECTION 3.11 The Shipowner hereby agrees to indemnify and defend Mortgagee, and its directors, officers, agents and employees, and each Holder and saves each of them harmless from and against any and all liability, loss, damages, judgments, claims and expenses, including reasonable attorneys' fees and expenses, disbursements, bond expenses, printing and automated document preparation and retention expenses and other ordinary litigation expenses, incurred in connection with any action or proceeding to foreclose this Mortgage or in or to which the Mortgagee or any Holder may be made a party due to the existence of this Mortgage or to which action or proceeding the Mortgagee or any Holder may become a party for the purpose of protecting the Vessel or the Lien of this Mortgage. All sums paid by the Mortgagee or any Holder to prosecute or defend the rights herein set forth shall be deemed a part of the Secured Obligations and shall be paid by the Shipowner to the Mortgagee or such Holder within ten days after written demand, and if not paid within that period, shall accrue interest from and including the date of disbursement or advance by the Mortgagee or such Holder to and including the date of payment by the Shipowner at the interest rate then applicable to the Notes.

                                 END OF ANNEX I
                                       TO
                          FIRST PREFERRED SHIP MORTGAGE
                    made as of the 27th day of January, 1999
                        by LOUISIANA CASINO CRUISES, INC.
                     regarding the WHOLE of the CASINO ROUGE

                           (Official Number 1027353 )